UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2024

CADIZ INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12114	77-0313235
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

550 S. Hope Street, Suite 2850
Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 271-1600

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CDZI	The NASDAQ Global Market
Depositary Shares (each representing 1/1000th fractional interest in share of 8.875% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share	CDZIP	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)     On February 29, 2024, the Cadiz Inc. (the “Company”) Board of Directors (the “Board”) appointed Barbara Lloyd as a new member of the Board, filling an existing vacancy on the Board and expanding the Board’s size to 9 members.

Ms. Lloyd is CEO of IMPACTS USA Advisory Services (“IMPACTS”), a private consulting firm she founded in 2013 focused on advising governments, developers and investors on innovative capital asset strategies, including public-private partnerships for complex infrastructure projects such as California High-Speed Rail.  IMPACTS clients include the University of California and the California Departments of Transportation and Veterans Affairs. She also advised the state Department of Water Resources and the cities of Los Angeles, Oakland and San Jose at prior employers.

Prior to founding IMPACTS, from 2008 – 2013 Lloyd served as a Managing Director for KPMG Corporate Finance, a global leader in alternative financing and delivery options for complex infrastructure projects and governmental facilities.  Previously, Lloyd from 1999 – 2004 served as Chief Deputy Treasurer and Deputy Treasurer for Public Finance for the California State Treasurers Office where she led multiple high-profile, complex bond transactions, such as California’s $11 billion Power Supply Revenue Bonds, then the largest municipal bonds ever issued (2002), and $12.3 billion Economic Recovery Bonds, including the largest single-day issuance in municipal bond history, at $7.9 billion (2004). In her role at the State Treasurers Office, Lloyd also served as chief negotiator and senior spokesperson with rating agencies, credit enhancement providers, investors, governmental agencies, and other bond market participants.

Lloyd’s expansive financial career also includes roles in senior executive public finance positions at Lehman Brothers Public Finance (2005 – 2008), acquired by Barclays, and Leifer Capital (1990 – 1997), now KNN Public Finance. She led banking transactions for the State of California, Los Angeles Department of Water and Power; California Department of Veterans Affairs; Irvine Ranch Water District; San Diego County; City of Oakland; and California Communities JPA. Lloyd began her career in the 14th California State Assembly district (1984 – 1988), as Field Representative and then Chief of Staff, and also served as treasury manager for the City of Oakland (1997 – 1999).

Lloyd has an MBA from Stanford University and a B.A. in Political Science from UC Davis.

Concurrently with her appointment to the Board, Ms. Lloyd was also appointed to the Board’s Audit and Risk Committee and Compensation Committee.

Ms. Lloyd has initially been appointed as a director for a term expiring at the Company's 2024 Annual Meeting of Stockholders (the “2024 Meeting”) and will stand for re-election as a director at the 2024 Meeting.

Ms. Lloyd will be compensated for her service as a director in accordance with the Company's Director Compensation Policy, as described in the Company’s most recent Proxy Statement for its Annual Meeting of Stockholders held on June 19, 2023, as filed with the Securities and Exchange Commission on April 28, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CADIZ INC.

By:	/s/ Stanley E. Speer
Stanley E. Speer Chief Financial Officer

Date:  March 5, 2024